UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 23, 2021

J. W. Mays, Inc.
(Exact Name of Registrant as Specified in Charter)

New York	1-3647	11-1059070
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9 Bond Street. Brooklyn, New York	11201-5805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(718) 624-7400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Report Contains 3 Pages.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders was held on November 23, 2021.

(b)	The shareholders elected all of the Company’s nominees for directors and ratified the appointment of Prager Metis CPA’s, LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2022.

A.	Fixing Number of Directors at six:

For:	1,286,347
Against:	930
Abstain:	753
Non-Votes	133,973

B.	Election of Directors:

Name	Shares For	Shares Withheld	Non-Votes
Robert L. Ecker	1,240,907	47,123	133,973
Mark S. Greenblatt	1,242,410	45,620	133,973
Steven Gurney-Goldman	1,243,184	44,846	133,973
John J. Pearl	1,240,907	47,123	133,973
Dean L. Ryder	1,240,016	48,014	133,973
Lloyd J. Shulman	1,242,409	45,621	133,973

C.	Ratification of Prager Metis CPA’s, LLP:

For:	1,420,043
Against:	1,423
Abstain:	537
Non-Votes	0

D.	Advisory Vote of Resolution Approving Compensation of Named Executive Officers:

For:	1,285,811
Against:	2,170
Abstain:	49
Non-Votes	133,973

E.	Advisory Vote of Proposal on Frequency of Future Executive Compensation Advisory Votes:

Choice 1 - Every One Year:	1,279,783
Choice 2 - Every Two Years:	877
Choice 3 - Every Three Years:	7,294
Abstain:	76

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.W. MAYS, INC.
(Registrant)

Dated:	November 24, 2021	By: Mark Greenblatt
Mark Greenblatt
Vice President
Principal Financial Officer